EXHIBIT 5.1

                          BARBOSA, MUSSNICH & ARAGAO
                                   ADVOGAOS

PAULO CEZAR ARAGAO               LUCIANA ERNANNY LEGEY           MARILIA MORAIS SOARES          IVO TEIXEIRA GICO JUNIOR
FRANCISCO ANTUNES MACIEL         LIVINSTON M. BAUERMEISTER       DEMIAN GUEDES                  TATIANA MALAMUD
MUSSNICH                         DANIELLA RAIGORODSKY            CAROLINA SARDENBERG SUSSEKIND  MARIANA DE ALMEIDA CINTRA
PLINIO SIMOES BARBOSA            GABRIELA RIBEIRO VIANNA         JULIANA PAIVA GUIMARAES        ISABELLA VIEIRA MACHADO
CHRISTIANE SCABELL HOHN          RENATA BERMAN ALVIM DE BARROS   RENATA STREIT                  HENRIQUES
LUIZ FERNANDO FRAGA              HENRIQUE VARGAS BELOCH          GABRIELA RIBEIRO NOLASCO       FABIOLA A. DE O. BELLO
ELAINE DE PAULA PALMER           ATADEMES BRANCO PEREIRA         MARCELO GANDELMAN              CAVALCANTI
BRUNO CAMARA SOTER DA SILVEIRA   DANIELLA M. NEVES REALI FRAGOSO JOSE LUIS PEREIRA ANDRADE      SAMIR JOSE CAETANO MARTINS
LEANDRO LUIZ ZANCAN              ANDRESSA MOLINA DE PAULA MATOS  LAURA FRAGOMENI                JOSE OTAVIO HADDAD FALOPPA
MARCELO ANDRE LAJCHTER           ALEXANDRE COUTO SILVA           BRUNO LEWICKI                  APOENA JOELS
FABIANA PEIXOTO DE MELLO         ALVARO A. DE F. C. PALMA DE     PRISCILA JANE AUGUSTO DOS      LUIZA FERREIRA SAMPAIO DE
SILVANIA CONCEICAO TOGNETTI      JORGE                           SANTOS                         LACERDA
LUCIANO PUCCINI MEDEIROS         CAMILA GOLDBERG CAVALCANTI DE   ISABEL DE ANDRADE FERNANDES    MARCELO ARAUJO DE CASTRO
PEDRO LANNA RIBEIRO              FREITAS                         FERNANDO DE ANDRADE MOTA       PEREIRA
AMIR ACHCAR BOCAYUVA CUNHA       ANNA CECILIA DUTRA              ALEXANDRE HILDEBRAND GARCIA    MARIO FELIPPE DE LEMOS GELLI
GABRIEL LACERDA TROIANELLI       RENATA  PEREIRA LOBO  E SILVA   CAROLINA MALZONI DA MOTTA      JOAO PEDRO BARROSO DO
                                 LUIS LORIA FLAKS                RABELLO                        NASCIMENTO
PEDRO  A. BATISTA MARTINS        CRISTIANA  MOREIRA              FABIANA VIDIGAL DINIZ DE       FELIPE BERLINER
                                 RAFAEL PADILHA CALABRIA         FIGUEIREDO FABIANA GOUVEIA     TATIANE ALBUQUERQUE P. DO
TERESA NEGREIROS                 JULIANA GUEIROS                 RIO C. DE ALMEIDA              AMARAL
LUIS FERNANDO SCHUARTZ           RAFAEL MARADEI                  PAULA MENA BARRETO PINHEIRO    FABIO PERRELLI PECANHA
                                 ANDREIA ERTHAL LUZ              ANNA CAROLINA DE OLIVEIRA      LEONARDO CAVALCANTE BARBOSA
EDUARDO OBINO CIRNE LIMA         XAVIER TORRES VOUGA             MALTA                          FELIPE EVARISTO DOS SANTOS
JULIA BROTERO LEFEVRE            GISELA SAMPAIO DA CRUZ          LUCIANA LOUREIRO TERRINHA      GALEA
ALINE RANDOLPHO PAIVA            LIRISMAR CAMPELO                LAURA MENDES BUMACHAR          LUIZ EUGENIO PORTO SEVERO DA
MARIANA GOUTHIER SANTOS CABRAL   ROSINEI SILVESTRE LIBANO        FELIPE BERER                   COSTA
MAURO TEIXEIRA SAMPAIO           MONIQUE M. MAVIGNIER DE LIMA    SILVIA CORTES DE LACERDA       ALEXANDRA R. C. BANDEIRA DE
ALEX SCHATKIN CUKIER             ELLEN DO COUTTO JUSTE NUnEZ     RIBEIRO                        MELLO
ANA PAULA S. DE O. TOLEDO        MARIA BEATRIZ LIRA GOMES        JOAO ROBERTO MALIGO            FLAVIO KODATO MELO
DEBORA BACELLAR DE ALMEIDA       PATRICIA OLIVEIRA FERRARI       ALESSANDRA ORDUNHA ARARIPE     MARIANA ESTER TONELLI VENTURA
MONICA JAEN                      SABINO                          ROBERTA CHAVES SA BORGES       PAULA CRISTINA DE ALMEIDA LUCAS
PAULO RICARDO FERRARI SABINO     PAULA TAVARES DE LIMA ELIA      SOFIA LEMOS ANTUNES MACIEL     TRAJANO PONTES NETO
CARLOS AUGUSTO NUNES JR.         FELIPE DE FREITAS RAMOS         FABIANA REGINA SIVIERO         THIAGO DE VASCONCELLOS CHAER
NATASCHA A. O. JAVOSKI           FLAVIA DE OLIVEIRA SENNA        THIAGO RODRIGUES MAIA          CURY
DANIELA BRAGANCA JUNQUEIRA       ALEXANDRE TADEU SEGUIM          CARLOS FREDERICO LUCCHETTI     RENATA MAFFEI PAVIE
DANIELA VIANA DE O. H. SOARES    RODRIGO ZINGALES O. DO          BINGEMER                       HYLTOM PINTO DE CASTRO FILHO
FABIANA FAGUNDES                 NASCIMENTO                      MARIA FERNANDA M. DO MONTE     MARIANA MARQUES DA CUNHA
SERGIO KEHDI FAGUNDES            ALAMY CANDIDO DE PAULA FILHO    FRANCA                         LUCIANA MAGALHAES COSTA
CHRISTINE FISCHER KRAUSS         LUCI GARCIA BARBOSA F. DE       HELIO ALVAREZ SALES DA CUNHA   PEDRO OLIVEIRA DA COSTA
SERGIO VIEIRA BRANCO JR.         MAGALHAES                       MARIANA MARQUES DA CRUZ R.     ALEXANDRE RAMOS COELHO
CIBELLE LINERO GOLDFARB          ANDREI FURTADO FERNANDES        GERK                           ANDRE DE ALBUQUERQUE
CAMILA CHOUZAL                   LUIS SERGIO SOARES MAMARI       MARIA RITA DE CARVALHO         CAVALCANTI  ABBUD
                                 FILHO                           DRUMMOND
                                 MARCELLA MENEZES FERREIRA       LIDICE MARQUES DA SILVA XAVIER
                                 DE SOUZA                        MARIANA BARATA HUFFEL
                                 ALINE PEREIRA DA SILVA          LUIS FELIPE AGUIAR DE ANDRADE
                                 BAUERMEISTER                    LUIZ FELIPE TENORIO
                                 BRUNA BARBOSA LUPPI             CRISTIANA REBELO               CONSULTORAS
                                 DA VEIGA                        MANUELA DOS SANTOS LEITAO      DOMINIQUE BETOURNE WALTER
                                 ELIAS MARQUES DE MEDEIROS NETO  LIGIA REGINI DA SILVEIRA       LESLIE ROSE

  August 09, 2004

  Companhia Brasileira de Bebidas
  Rua Dr. Renato Paes de Barros, 1.017, 4(0) andar
  04530-001 Sao Paulo, SP
  Brazil

  Re:    Companhia de Bebidas das Americas - AmBev
         Registration Statement on Form F-4

  Dear Sirs:

     We have acted as Brazilian counsel for Companhia Brasileira de Bebidas (the "Issuer") and Companhia de Bebidas das Americas - AmBev (the "Guarantor") in connection with the preparation of the above-captioned Registration Statement, as amended (the "Registration Statement"), and the forms of agreements filed as Exhibits thereto (the "Agreements"), pursuant to which


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FAX.:(+55) (61) 2180318 e-mail: mailbox.df@bmalaw.com.br

BARBOSA, MUSSNICH & ARAGAO
        ADVOGAOS


Issuer proposes to issue up to U.S.$500,000,000 aggregate principal amount of its 8.75% Notes due 2013 (the "New Notes") in exchange for a like principal amount of its 8.75% Notes due 2013 issued on September 18, 2003 (the "Existing Notes"), pursuant to the Indenture of even date therewith (as modified, amended or supplemented from time to time, the "Indenture"), by and among Issuer, The Bank of New York, as Trustee (in such capacity, the "Trustee") and The Bank of New York (Luxembourg) S.A., as paying agent in Luxembourg. The Issuer's obligations under the Indenture are guaranteed by the Guarantor pursuant to a guaranty dated September 18, 2003, between the Guarantor and the Trustee (the "Guaranty"). Unless otherwise defined herein, terms and expressions used herein have the same respective meanings assigned to them in the Indenture.

     In giving this opinion we have assumed (i) the genuineness of all signatures on the Registration Statement; Agreements; New Notes; Existing Notes and Guaranty (the "Transaction Documents"); (ii) the authenticity and completeness of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies; (iii) the absence of any other agreements or arrangements of any of the parties to the Transaction Documents which may modify, affect, or supersede any of the terms thereof; (iv) the validity, legality and enforceability of the Transaction Documents in accordance with their respective terms under the laws of the state of New York, United States of America; (v) the Transaction Documents have been duly executed and delivered by each of the parties thereto in the respective forms examined by us, (vi) the Transaction Documents have been validly authorized, executed and delivered by all the parties thereto (other than the Issuer and the Guarantor) and (vii) the due authority and power of the persons executing the Transaction Documents on behalf of the parties thereto (other than the Issuer and the Guarantor), in the respective forms examined by us.

     It is our opinion that (i) the New Notes, when duly executed and delivered by Issuer and authenticated by the Trustee, pursuant to the Indenture and delivered to, and exchanged for the Existing Notes by the holders, as contemplated by the Indenture and the Registration Statement, and
(ii) the Guaranty will constitute valid and legally binding obligations of Issuer and the Guarantor, as the case may be, under the laws of Brazil, enforceable in accordance with their terms, except that in case of bankruptcy, insolvency, liquidation and reorganization of Issuer or the Guarantor, certain credits will have preference over any other credits, including secured ones.

     In addition, the authorizations from the Central Bank of Brazil ("Central Bank") required for the payment of the New Notes and the Guaranty are in full force and effect. Remittances abroad made in different terms or conditions from those originally agreed in the Indenture (including those made after 120 days from their originally scheduled dates) must be further authorized by the Central Bank.

     As described in the Registration Statement, original actions predicated on the U.S. securities laws may be brought in Brazilian courts. Furthermore, to ensure the legality, validity, enforceability or admissibility into evidence of the Indenture and/or the Guaranty in Brazil, it is not necessary they be submitted to, filed or recorded with any court or other authority in Brazil or that any tax, imposition or charge be paid in Brazil on or in respect of such document, except that (i) in order to be enforceable and admissible into evidence in the courts of Brazil, the signatures of the parties to the Indenture and the Guaranty affixed outside Brazil must be notarized by a notary public licensed to act as such under the laws of the place of signing and the signature of such notary public must be authenticated by a consular office of Brazil and the Indenture and/or the Guaranty, together with their respective certified translations into Portuguese (by a sworn translator), need to be registered with the appropriate Registry of Deeds and Documents (Registro de Titulos e Documentos), which registration can be made at any time prior to judicial enforcement thereof in Brazil and (ii) the enforceability of such documents in the courts of Brazil is also subject to the payment of certain expenses and court fees in connection with enforcement thereof.

     We are qualified to practice law in the Federative Republic of Brazil only and therefore the opinions expressed in this letter are limited to questions arising under the laws of the Federative Republic of Brazil. Therefore, this opinion does not cover any questions arising under or relating to any laws other than the laws of Brazil as in effect at the date of this opinion and we have assumed that there is nothing in any other law that affects our opinion.

BARBOSA, MUSSNICH & ARAGAO
        ADVOGAOS


     This opinion is dated as of today and we disclaim any responsibility to advise with respect to any development, modification or circumstance of any kind, including any change of law or fact, which may occur after the date of this opinion letter, even though such development modification or circumstance may affect the legal analysis, legal conclusion or any other matter set forth in or relation to this opinion letter.

     We also disclaim any responsibility to advise with respect to any development, modification or circumstance of any kind involving the Transaction Documents, even though such development, modification or circumstance may affect the legal analysis, legal conclusion or any other matter set forth in or relation to this opinion letter.

     This opinion may not be relied upon for any other purpose or by any other person, whether natural person, legal entity or government body, other than stated herein, or quoted or referred to in any public document, or in any other way made public or released to any third party, without our prior written consent.

     We hereby consent to the filing of this opinion with the Registration Statement.


                               Very truly yours,

                            /s/ Paulo Cezar Aragao
                              /s/ Tatiana Malamud

                     BARBOSA, MUSSNICH & ARAGAO ADVOGADOS



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